UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 17, 2011

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25025 I-45 N., Ste. 410, The Woodlands, TX 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4491

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On March 17, 2011 Blacksands Petroleum, Inc. (the “Company”) sold to certain investors (“Purchasers”) units (“Units”) for aggregate cash gross proceeds of $1,226,001 at a price of $3.00 per Unit and the exchange of $1,694,000 in previously issued debentures that were converted into Units at a price of $3.00 per Unit (the “Financing”). Each Unit consisted of (i) one (1) share of common stock (“Common Stock”) and (ii) a warrant (“Warrant”) to purchase one (1) share of Common Stock at an exercise price of $4.50.

Pursuant to the Warrants, no holder may exercise such holder’s Warrant if such exercise would result in the holder beneficially owning in excess of 4.99% of our then issued and outstanding common stock. A holder may, however, increase or decrease this limitation (but in no event exceed 9.99% of the number of shares of Common Stock issued and outstanding) by providing us with 61 days’ notice that such holder wishes to increase or decrease this limitation.

On March 17, 2011 we entered into a registration rights agreement (“Registration Rights Agreement”) with the Purchasers, under which we agreed to prepare and file with the SEC and maintain the effectiveness of a “resale” registration statement pursuant to Rule 415 under the Securities Act (“Rule 415”) providing for the resale of (i) all of the shares of Common Stock (ii) all of the shares of Common Stock issuable upon exercise of the Warrants, and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”).

Under the terms of the Registration Rights Agreement, we are required to have a registration statement filed with the SEC within 90 days after the final closing date of the Financing, and declared effective by the SEC not later than 120 days from the closing date (or 180 days in the event of a full review by the SEC).

In the event we are unable to register for resale under Rule 415 all of the registrable securities in the registration statement due to limits imposed by the SEC’s application of Rule 415, we will file a registration statement covering the resale of such lesser amount of registrable securities as we are able to register and use our reasonable best efforts to have that registration statement become effective as promptly as possible and, when permitted to do so by the SEC, we will file subsequent registration statement(s) covering the resale of any registrable securities that were omitted from previous registration statement and use our reasonable best efforts to have such registration declared effective as promptly as possible.

In addition to the foregoing registration rights, the Registration Rights Agreement grants holders of Registrable Securities customary piggy back rights during any time when there is not an effective registration statement providing for the resale of the registrable securities.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Subscription Agreement
10.02	Form of Warrant
10.03	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: March 23, 2011	BY:	/s/ DONALD GIANNATTASIO
Donald Giannattasio Chief Financial Officer

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